Exhibit 99.1

Contacts:
Jack Loftus
1-646-654-8360

For NetRatings Investors:
Susan Hickey
1-646-654-8290
shickey@netratings.com

NIELSEN AND NETRATINGS MERGER COMPLETED

New York, June 22, 2007 – The Nielsen Company (formerly VNU) and NetRatings, Inc. (NASDAQ: NTRT) today completed the previously announced merger of NetRatings with a wholly owned subsidiary of The Nielsen Company. The merger was approved by the stockholders of NetRatings at a special meeting held earlier today. As a result of the merger, NetRatings became a privately held company, wholly owned by The Nielsen Company and its subsidiaries. Shares of NetRatings’ common stock, which prior to the merger traded on the Nasdaq Global Market under the symbol “NTRT,” were delisted from trading as of the close of the market today.

About The Nielsen Company

The Nielsen Company is a global information and media company with leading market positions and recognized brands in marketing information (ACNielsen), media information (Nielsen Media Research), trade shows and business publications (Billboard, The Hollywood Reporter, Adweek). The privately held company is active in more than 100 countries, with headquarters in Haarlem, the Netherlands, and New York, USA. For more information, please visit, www.nielsen.com.

About NetRatings

NetRatings, Inc. (Nasdaq: NTRT) delivers leading Internet media and market research solutions, marketed globally under the Nielsen//NetRatings brand. With high quality, technology-driven products and services, Nielsen//NetRatings enables clients to make informed business decisions regarding their online strategies. The Nielsen//NetRatings product portfolio includes panel-based and site-centric Internet audience measurement services, online advertising intelligence, user lifestyle, demographic and product brand preferences data, Internet reach and frequency planning tools, and custom data, research and analysis. For more information, visit www.nielsen-netratings.com.

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Safe Harbor Statement

This news release contains “forward-looking statements.” Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Nielsen’s and NetRatings’ management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: change in general economic conditions; the performance of financial markets and interest rates; increased competition and NetRatings’ business and financial results. Information about potential factors that may affect NetRatings’ business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2006 and its quarterly reports on Form 10-Q, including, without limitation, under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Each of these documents is on file with the SEC and is available free of charge at the SEC’s Internet site (http://www.sec.gov). Readers of this press release are referred to such filings. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release or the date of the documents incorporated by reference in this news release.

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